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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the registration statements of GeoTel Communications Corporation on Form S-8 (File Nos. 33-21525 and 333-62777) of our report dated January 18, 1999, on our audits of the consolidated financial statements, and financial statement schedule, of GeoTel Communications Corporation as of December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998, which report is included in the Annual Report on Form 10-K.




                                                      PRICEWATERHOUSECOOPERS LLP

Boston, Massachusetts
March 22, 1999